Exhibit 23.7
CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS
WRIGHT & COMPANY, INC.
Magnum Hunter Resources Corporation 777 Post Oak Boulevard, Suite 650 Houston, Texas 77056
     As independent petroleum consultants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and any amendment thereof of Magnum Hunter Resources Corporation, and in the related prospectus and any prospectus supplement, of information relating to our report setting forth the estimates of the oil and gas reserves and revenues from the oil and gas reserves of Daugherty Petroleum, Inc., a wholly owned subsidiary of NGAS Resources, Inc. as of January 1, 2011. We also consent to the references to our firm contained in this Registration Statement and in the Prospectus and any Prospectus Supplement relating to the Registration Statement listed above, including under the caption “Experts”.

Very truly yours,

Wright & Company, Inc.

By: D. Randall Wright
President
Wright & Company, Inc.
Brentwood, Tennessee
April 25, 2011